UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2012

First M & F Corporation
(Exact name of registrant as specified in its charter)

Mississippi	0-9424	64-0636653
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

134 West Washington Street, Kosciusko, MS		39090
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (662) 289-5121
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 23, 2012, First M & F Corporation issued a press release reporting its fourth quarter and year-to-date earnings for the periods ending December 31, 2011. The financial schedules reported in Exhibit 99.1 did not include certain actuarial adjustments related to the Company's defined benefit pension plan. On January 26, the actuarial calculations were completed. The Condensed Consolidated Statements of Condition have been amended to reflect the actuarial adjustments resulting in an increase in the pension liability of $2.304 million, an increase in deferred tax assets of $859 thousand and a decrease in other comprehensive income of $1.445 million. A revised Exhibit 99.1 is attached showing the Statements of Condition as revised and as originally reported. Certain statistics related to book value per share and capital ratios were also revised to reflect the actuarial adjustments.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1	Revised Condensed Consolidated Statement of Condition (Unaudited) and Financial Highlights

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST M & F CORPORATION
Date: January 31, 2012
/s/ John G. Copeland

Name: John G. Copeland
Title: EVP & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Revised Condensed Consolidated Statement of Condition (Unaudited) and Financial Highlights